Exhibit 99.1


YONGCHEN INTERNATIONAL
SHIPPING LIMITED

FINANCIAL REPORT

YEAR ENDED DECEMBER 31, 2007 AND 2006
PERIOD FROM DATE OF INCORPORATION ON SEPTEMBER 17, 2005
TO DECEMBER 31, 2005



                                                                EDWARD LAU & CO.

                     YONGCHEN INTERNATIONAL SHIPPING LIMITED

                                FINANCIAL REPORT

                      YEAR ENDED DECEMBER 31, 2007 AND 2006

             PERIOD FROM DATE OF INCORPORATION ON SEPTEMBER 17, 2005

                              TO DECEMBER 31, 2005


CONTENTS                                                                          PAGE
.......................................................................................

Report of Independent Registered Public Accounting Firm                             1

Balance Sheets as of December 31, 2005, 2006 and 2007                               2

Statements of Earnings for the Period from Date of Incorporation on September
   17, 2005 to December 31, 2005 and the Year ended December 31, 2006 and 2007      3

Statements of Shareholder's Equity for the Period from Date of Incorporation on
   September 17, 2005 to December 31, 2005 and the Year ended December 31,
   2006 and 2007                                                                    4

Statements of Cash Flows for the Period from Date of Incorporation on September
   17, 2005 to December 31, 2005 and the Year ended December 31, 2006 and 2007      5

Notes to the Financial Statements for the Period from Date of Incorporation on
   September17, 2005 to December 31, 2005 and the Year ended December 31, 2006
   and 2007                                                                         6

                                EDWARD LAU & CO.
                              CHARTERED ACCOUNTANTS
                          CERTIFIED PUBLIC ACCOUNTANTS
                         ------------------------------

16B EIB CENTRE             TELEPHONE (852) 2581 2036
40 BONHAM STRAND               FAX (852) 2581 2010
HONG KONG



REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

TO THE DIRECTOR AND SHAREHOLDER OF
YONGCHEN INTERNATIONAL SHIPPING LIMITED

We have audited the accompanying balance sheets of Yongchen International Shipping Limited as of December 31, 2007, 2006 and 2005 and the related statements of earnings, shareholder's equity and cash flows for each of the two years in the period ended December 31, 2007 and for the period from date of incorporation on September 17, 2005 to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yongchen International Shipping Limited as of December 31, 2007, 2006 and 2005 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2007 and for the period from date of incorporation on September 17, 2005 to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.


/s/ Edward Lau & Co.

EDWARD LAU & CO.
CHARTERED ACCOUNTANTS
CERTIFIED PUBLIC ACCOUNTANTS

Hong Kong

January 29, 2008

YONGCHEN INTERNATIONAL SHIPPING LIMITED
BALANCE SHEETS
DECEMBER 31, 2007, 2006 AND 2005


                                                    2007                   2006                   2005
                                           NOTE      US$                    US$                    US$

ASSETS

CURRENT ASSETS
Cash and cash equivalents                           115,129                 32,726                    692
Accounts receivable                                 410,980                 69,223                223,740
Prepayments                                       2,365,545                     --                     --
                                                  ---------              ---------              ---------

                                                  2,891,654                101,949                224,432
                                                  ---------              ---------              ---------

Vessels                                      4    5,527,274              5,967,404              2,315,491
                                                  =========              =========              =========

TOTAL ASSETS                                      8,418,928              6,069,353              2,539,923
                                                  =========              =========              =========


LIABILITIES AND SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
Due to related party                         3           --              2,920,129              2,254,718
Other payables                                       21,826                     --                237,490
Current portion of
  long term bank loan                        5      396,000                396,000                     --
                                                  ---------              ---------              ---------

                                                    417,826              3,316,129              2,492,208
                                                  ---------              ---------              ---------

Long term bank loan                          5      309,000                705,000                     --
                                                  ---------              ---------              ---------

TOTAL LIABILITIES                                   726,826              4,021,129              2,492,208
                                                  ---------              ---------              ---------

SHAREHOLDER'S EQUITY
Ordinary shares, each with
a par value of HK$1.00;
100,000,000 shares authorised,
22,786,000 issued and fully paid             6    2,921,282                  1,282                  1,282
Retained earnings                                 4,770,820              2,046,942                 46,433
                                                  ---------              ---------              ---------

TOTAL EQUITY                                      7,692,102              2,048,224                 47,715
                                                  =========              =========              =========

TOTAL EQUITY AND LIABILITIES                      8,418,928              6,069,353              2,539,923
                                                  =========              =========              =========


Commitments                                               7


                 See accompanying notes to financial statements

YONGCHEN INTERNATIONAL SHIPPING LIMITED
STATEMENTS OF EARNINGS


                                                                                    PERIOD FROM
                                                                                DATE OF INCORPORATION
                                          YEAR ENDED            YEAR ENDED         ON 9/17/2005 TO
                                          12/31/2007            12/31/2006           12/31/2005
                                             US$                    US$                  US$

Revenue                                   5,313,723              5,060,427                344,400
Operating expenses:
  Ship operating                          2,024,686              2,425,541                212,211
  Depreciation                              440,130                523,471                 80,509
  General and administrative                 49,239                 79,790                  5,247
                                          ---------              ---------              ---------

                                          2,514,055              3,028,802                297,967
                                          ---------              ---------              ---------

Operating earnings                        2,799,668              2,031,625                 46,433

Other expenses:
  Interest expenses                          74,829                 30,814                     --
  Bank charges                                  961                    302                     --
                                          ---------              ---------              ---------

                                             75,790                 31,116                     --
                                          ---------              ---------              ---------

Net earnings                              2,723,878              2,000,509                 46,433
                                          =========              =========              =========


                 See accompanying notes to financial statements

YONGCHEN INTERNATIONAL SHIPPING LIMITED
STATEMENTS OF SHAREHOLDER'S EQUITY
YEAR ENDED DECEMBER 31, 2007 and 2006
PERIOD FROM DATE OF INCORPORATION ON SEPTEMBER 17, 2005 TO DECEMBER 31, 2005


                                                                                         TOTAL               TOTAL
                                       NUMBER OF        ORDINARY        RETAINED      SHAREHOLDER'S      COMPREHENSIVE
                                    ORDINARY SHARES      SHARES         EARNINGS         EQUITY             INCOME
                                          US$              US$            US$             US$                  US$

Issuance of ordinary shares               10,000            1,282             ---           1,282

Net earnings                                 ---              ---          46,433          46,433             46,433
                                      ----------        ---------       ---------       ---------          ---------

                                                                                                              46,433
                                                                                                           =========
Balance, December 31, 2005                10,000            1,282          46,433          47,715

Net earnings                                 ---              ---       2,000,509       2,000,509          2,000,509
                                                                                                           ---------

                                                                                                           2,000,509
                                      ----------        ---------       ---------       ---------          =========

Balance, December 31, 2006                10,000            1,282       2,046,942       2,048,224

Issuance of ordinary shares           22,776,000        2,920,000             ---       2,920,000

Net earnings                                 ---              ---       2,723,878       2,723,878          2,723,878
                                                                                                           ---------

                                                                                                           2,723,878
                                      ----------        ---------       ---------       ---------          =========

Balance, December 31, 2007            22,786,000        2,921,282       4,770,820       7,692,102
                                      ==========        =========       =========       =========


                 See accompanying notes to financial statements

YONGCHEN INTERNATIONAL SHIPPING LIMITED
STATEMENTS OF CASH FLOWS

                                                                                                       PERIOD FROM
                                                                                                  DATE OF INCORPORATION
                                                             YEAR ENDED           YEAR ENDED         ON 9/17/2005 TO
                                                             12/31/2007           12/31/2006           12/31/2005
                                                                 US$                  US$                   US$
CASH PROVIDED BY (USED IN):

OPERATING ACTIVITIES
       Net earnings                                            2,723,878            2,000,509               46,433

       Items not involving cash:
           Depreciation                                          440,130              523,471               80,509
       Changes in non-cash operating working capital:
           Accounts receivable                                 (341,757)              154,517            (223,740)
           Prepayments                                       (2,365,545)                  ---                  ---
           Other payables                                         21,826            (237,490)              237,490
                                                            ------------         ------------         ------------

       Cash from operating activities                            478,532            2,441,007              140,692
                                                            ------------         ------------         ------------


FINANCING ACTIVITIES
       Ordinary shares issued                                        ---                  ---                1,282
       Due to related party                                          ---              665,411            2,254,718
       Repayment of due to related party                           (129)                  ---                  ---
       New bank loan raised                                          ---            1,200,000                  ---
       Repayment of bank loan                                  (396,000)             (99,000)                  ---
                                                            ------------         ------------         ------------

       Cash (used in) from financing activities                (396,129)            1,766,411            2,256,000
                                                            ------------         ------------         ------------

INVESTING ACTIVITIES
       Acquisitions of vessels                                       ---          (5,544,364)          (2,396,000)
       Disposal of vessel                                            ---            1,368,980                  ---
                                                            ------------         ------------         ------------

       Cash (used in) investing activities                           ---          (4,175,384)          (2,396,000)
                                                            ============         ============         ============

INCREASE IN CASH AND CASH EQUIVALENTS                             82,403               32,034                  692

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE PERIOD                                           32,726                  692                  ---
                                                            ------------         ------------         ------------

CASH AND CASH EQUIVALENTS,
END OF THE PERIOD                                                115,129               32,726                  692
                                                            ============         ============         ============


                 See accompanying notes to financial statements

YONGCHEN INTERNATIONAL SHIPPING LIMITED
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2007 AND 2006
PERIOD FROM DATE OF INCORPORATION ON SEPTEMBER 17, 2005 TO DECEMBER 31, 2005



1.   GENERAL

     Yongchen International Shipping Limited ("the Company') was incorporated on September 17, 2005 in Hong Kong.

     The Company is primarily engaged in the ownership, operation and ship chartering of general cargo vessels.

     The ultimate holding company of the Company is Yongzheng International Marine Holdings Co., Ltd., which is incorporated in the British Virgin Islands with limited liability.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  Basis of presentation:

          This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States and have been consistently applied in the preparation of the financial statements.

     (b)  Foreign currency translation:

          The functional and reporting currency of the Company is the United States dollar. Transactions incurred in other currencies are translated into United States dollars using the exchange rate at the time of the transaction. Monetary assets and liabilities as of the financial reporting date are translated into United States dollars using exchange rates at that date. Exchange gains and losses are included in net earnings.

     (c)  Cash equivalents:

          Cash equivalents include highly liquid securities with terms to maturity of three months or less when acquired.

     (d)  Vessels:

          Vessels are recorded at its cost to the Company which consists of the purchase price, acquisition and delivery costs.

          Depreciation is provided on a straight-line basis over the estimated useful life of each vessel, which is approximately 22 years or further extended to 30 years by subsequent expenditure on the vessels which improves the conditions of the vessels.

          The carrying value of the vessels is evaluated when events or circumstances indicate that there has been a possible impairment in value, which would occur in the fiscal period when the net carrying value was no longer expected to be recovered from future estimated cash flows. Such evaluations include comparison of current and anticipated operating cash flows, assessment of future operations and other relevant factors. To the extent that the carrying value of the vessels exceeds the undiscounted estimated future cash flows, the vessels would be written down to their fair value.

YONGCHEN INTERNATIONAL SHIPPING LIMITED
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2007 AND 2006
PERIOD FROM DATE OF INCORPORATION ON SEPTEMBER 17, 2005 TO DECEMBER 31, 2005



2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

     (e)  Income taxes:

          The Company is not subject to taxes on income in the jurisdiction in which the Company is incorporated and in any other jurisdiction where the Company operates. The owner of the vessels is responsible for all taxes, fees or other levies charged by countries on vessels due to having cargo on board.

     (f)  Revenue recognition:

          Voyage charter revenues from cargo freights billings are recognised in full as of the date on which the vessels complete their voyages. A voyage is deemed to commence upon the completion of discharge of the vessel's previous cargo and is deemed to end upon the complete discharge of the current cargo.

          Time charter revenue from vessel under operating lease is recognized on a straight line basis over the term of the charter as service is provided.

     (g)  Use of estimates:

          The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenue and expenses during the reporting fiscal periods. Areas where accounting judgments and estimates are significant to the Company include the assessment of the vessel lives and the recoverability of the carrying value of vessels, which are subject to future market events. Actual results could differ from those estimates.

     (h)  Jointly controlled assets

          A joint venture is a contractual arrangement whereby the Company and other parties undertake an economic activity that is subject to joint control, that is when the strategic financial and operating policy decisions relating to the activities require the unanimous consent of the parties sharing control.

          Where a company undertakes its activities under joint venture arrangements directly, the Company's share of jointly controlled assets and any liabilities incurred jointly with other venturers are recognized in the financial statements of the relevant entity and classified according to their nature. Liabilities and expenses incurred directly in respect of interests in jointly controlled assets are accounted for on an accrual basis. Income from the sale or use of the Company's share of output of jointly controlled assets, and its share of jointly venture expenses, are recognised when it is probable that the economic benefits associated with the transactions will flow to or from the Company and their amount can be measured reliably.

YONGCHEN INTERNATIONAL SHIPPING LIMITED
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2007 AND 2006
PERIOD FROM DATE OF INCORPORATION ON SEPTEMBER 17, 2005 TO DECEMBER 31, 2005



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

     (i)  Recent accounting pronouncements:

          In February 2007, the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES, INCLUDING AN AMENDMENT OF FASB STATEMENT NO. 115, which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on an instrument-by-instrument basis. Subsequent measurements for the financial assets and liabilities an entity elects to record at fair value will be recognized in earnings. SFAS No. 159 also establishes additional disclosure requirements. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted provided that the entity also adopts SFAS No. 157. The Company is currently evaluating the impact of the provisions of SFAS No. 159.



3.   RELATED PARTY TRANSACTIONS

     (a)  Management Agreement:

          Shanghai Yongzheng Marine Co., Ltd. ("SYM") is a fellow subsidiary of the Company. The Company has entered into management services agreements with SYM, under which the Company's vessels were managed by SYM. SYM provided administration, technical management, crew management and marine superintending services on the Company's behalf. The Company paid management fee of US$46,000 (2006:US$68,671 and 2005:US$5,247) to SYM for the year ended December 31, 2007.

          These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

     (b)  Due to related party:

          During 2007 US$129 was repaid to a director of the Company. On September 18, 2007, US$2,920,000 of the balance of due to a director was reduced for the payment for the total of 22,776,000 newly issued ordinary shares of the Company. As at December 31, 2006, US$2,920,129 (2005:US$2,254,718) was due to a director for payment for acquisition of the new vessel on the Company's behalf. The amounts due to a director were unsecured, interest free and repayable on demand.

     (c)  Sales of vessel:

          On August 30, 2006, the Company sold the 40 % ownership interest of m.v. "Qiao Han" to a fellow subsidiary, Blue Ocean International Shipping Limited, for a consideration of US$ 1,368,980. The transaction is in the normal course of operations and is measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

     (d)  Acquisition of vessel:

          On January 1, 2006, the Company acquired m.v. "Long Xin" (formerly Hui Sheng) from a fellow subsidiary, Huisheng International Shipping Limited, for a consideration of US$ 3,500,364. The transaction is in the normal course of operations and is measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

YONGCHEN INTERNATIONAL SHIPPING LIMITED
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2007 AND 2006
PERIOD FROM DATE OF INCORPORATION ON SEPTEMBER 17, 2005 TO DECEMBER 31, 2005



4.   VESSELS

                                                    ACCUMULATED        NET BOOK
                                      COST          DEPRECIATION         VALUE
                                      US$               US$               US$


     DECEMBER 31, 2007
     Vessels                        6,420,364           893,090        5,527,274
                                    =========         =========        =========


     DECEMBER 31, 2006
     Vessels                        6,420,364           452,960        5,967,404
                                    =========         =========        =========


     DECEMBER 31, 2005
     Vessels                        2,396,000            80,509        2,315,491
                                    =========         =========        =========


     Details of vessels owned by the Company as at December 31, 2007 are as follows:

     VESSEL         BUILT       ACQUIRED         TYPE               DWT
     -------------------------------------------------------------------

     Long Xin        1984          2006        General Cargo       7,500

     Qiao Yin        1991          2005        General Cargo       2,850


     As at December 31, 2007, the Company's vessel, m.v. "Qiao Yin", with carrying amount of US$2,643,053, was mortgaged to a bank to secure the loan granted to the Company.

YONGCHEN INTERNATIONAL SHIPPING LIMITED
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2007 AND 2006
PERIOD FROM DATE OF INCORPORATION ON SEPTEMBER 17, 2005 TO DECEMBER 31, 2005



5.   LONG TERM BANK LOAN

                                           12/31/2007    12/31/2006   12/31/2005
                                              US$           US$          US$


     US$1.2 million principal bank loan       705,000     1,101,000           --
                                           ==========    ==========   ==========


     A term loan of US$1,200,000 was raised on September 6, 2006. Repayments commenced from October 31, 2006 and will end on September 30, 2009. The loan carries interest at 8.25% per annum.

     The above bank loan is secured, inter alia, by the followings:

     (i) First priority ship mortgages on the Company's vessel, m.v. "Qiao Yin", with carrying amount of approximately US$2,643,053;

     (ii) First priority assignments of earnings, requisition compensation and insurance of the above vessel;

     (iii) Corporate guarantee by the fellow subsidiaries, Hui Ming International Shipping Company Limited and Huisheng International Shipping Limited; and

     (iv)  Personal guarantee by the director, Zhang Xin Yu.

     As at December 31, 2007, minimum repayments for the balance outstanding with respect to the bank loan were as follows:

                                                               US$

                                             2008             396,000
                                             2009             309,000
                                                          -----------

                                                              705,000
                                                          ===========



6.   SHARE CAPITAL

     Pursuant to a memorandum of the sole shareholder dated September 18, 2007, the authorised share capital of the Company was increased from HK$10,000 (eqv. US$ 1,282) to HK100,000,000 (eqv.US$ 12,820,513) by the creation of an additional 99,990,000 ordinary shares of HK$ 1.00 each ranking pari passu with existing ordinary shares.

     Pursuant to a memorandum of the sole director dated September 18, 2007, a total of 22,776,000 ordinary shares were issued at par value of HK$1.00 to the holding company. The payment for newly issued ordinary shares was satisfied by way of reduction of the balance of due to a director of US$2,920,000 (eqv. HK$22,776,000).

     The Company has one class of shares which carries no right to fixed income.

YONGCHEN INTERNATIONAL SHIPPING LIMITED
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2007 AND 2006
PERIOD FROM DATE OF INCORPORATION ON SEPTEMBER 17, 2005 TO DECEMBER 31, 2005



7.   COMMITMENTS

     As at December 31, 2007, the Company was committed under charter party agreement with Zhejiang Jiao Long Maritime Engineering Co., Ltd. to supply the vessel on a full-time basis for a fixed daily charter rate. The charter party agreements obligate the Company to certain performance criteria over the term of the agreement.

     As at December 31, 2007, based on 100% utilization, the minimum future revenues to be received on committed time charter party agreement were approximately:

                                                               US$

                                             2008             792,000
                                             2009             792,000
                                             2010             792,000
                                                          -----------

                                                            2,376,000
                                                          ===========



8.   FINANCIAL INSTRUMENTS

     The carrying values of cash and cash equivalents, accounts receivable, prepayments, due to related party and other payables approximate their fair values because of their short term to maturity. The fair values of the financial instruments are recognized on the balance sheet.